Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

BOLLINGER INNOVATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Primary Offering of Securities
	Equity(2)	Common Stock, par value $0.001 per share	457(c)	44,000,000(3)	$0.0589 (11)	$2,591,600.00	$0.0001531	$396.77
Fees Previously Paid	Equity(2)	Common Stock, par value $0.001 per share	457(c)	5,840,000(3)	$2.355(4)	$13,753,200.00	$0.0001531	$2,105.61
Fees Previously Paid	Equity(2)	Common Stock, par value $0.001 per share	457(c)	144,000(3)(5)	$164.50(6)	$23,688,000.00	$0.0001531	$3,626.63
Fees Previously Paid	Equity(2)	Common Stock, par value $0.001 per share	457(c)	15,920(3)(7)	$1,686.25(8)	$26,845,100.00	$0.0001531	$4,109.98
Fees Previously Paid	Equity(2)	Common Stock, par value $0.001 per share	457(c)	80(3)(9)	$218,750.00(10)	$17,500,000	$0.0001531	$2,679.25
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$84,377,900.00	$0.0001531	$12,918.26
	Total Fees Previously Paid							$12,521.48
	Total Fee Offsets							N/A
	Net Fee Due							$396.77

(1)	Represents up to 50,000,000 shares of Common Stock, $0.001 par value per share (the “Common Stock”), of Bollinger Innovations, Inc. (“Registrant”) that will be offered for resale by the selling stockholders pursuant to the prospectus contained in the registration statement to which this exhibit is attached. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”). The shares of Common Stock being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	This Registration Statement also relates to the rights to purchase shares of Series A-1 Junior Participating Preferred Stock, par value $0.001 per share, of the Registrant (the “Rights”), which are attached to all shares of Common Stock pursuant to the terms of the Rights Agreement, dated May 1, 2024. Until the occurrence of prescribed events, the Rights are not exercisable. The Rights are appurtenant to and trade with the Common Stock and the Preferred Stock and no separate consideration will be received for the Rights. Therefore, the registration fee for the Rights is included in the fee for the Common Stock.
(3)	Represents shares of Common Stock issuable upon the conversion of Notes, Warrants and Preferred Stock.
(4)	Pursuant to Rule 457(c) under the Securities Act, calculated on the basis of the average of the high and low prices per share of the Registrant’s Common Stock reported on the Nasdaq Capital Market on August 7, 2025, a date within five business days prior to the filing of the registration statement to which this exhibit is attached.
(5)	Represents shares previously registered on June 30, 2025, as adjusted for the 1:250 reverse stock split on August 4, 2025.
(6)	Pursuant to Rule 457(c) under the Securities Act, calculated on the basis of the average of the high and low prices per share of the Registrant’s Common Stock reported on the Nasdaq Capital Market on June 27, 2025, as adjusted for the 1:250 reverse stock split on August 4, 2025.
(7)	Represents shares previously registered on June 10, 2025, as adjusted for the 1:250 reverse stock split on August 4, 2025.
(8)	Pursuant to Rule 457(c) under the Securities Act, calculated on the basis of the average of the high and low prices per share of the Registrant’s Common Stock reported on the Nasdaq Capital Market on June 9, 2025, as adjusted for the 1:250 reverse stock split on August 4, 2025.
(9)	Represents shares previously registered on April 7, 2025, as adjusted for the 1:100 reverse stock splits on each of April 11, 2025 and June 2, 2025 and the 1:250 reverse stock split on August 4, 2025.
(10)	Pursuant to Rule 457(c) under the Securities Act, calculated on the basis of the average of the high and low prices per share of the Registrant’s Common Stock reported on the Nasdaq Capital Market on April 3, 2025, as adjusted for the 1:100 reverse stock splits on each of April 11, 2025 and June 2, 2025 and the 1:250 reverse stock split on August 4, 2025.
(11)	Pursuant to Rule 457(c) under the Securities Act, calculated on the basis of the average of the high and low prices per share of the Registrant’s Common Stock reported on the Nasdaq Capital Market on September 18, 2025.